Exhibit 10.19

BLUE BIRD CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement”), dated as of the “Award Date” set forth in the attached Exhibit A (the “Award Date”), is entered into between Blue Bird Corporation, a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Awardee”).

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Awardee an award of Restricted Stock Units pursuant to the Blue Bird Corporation 2015 Omnibus Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Award. The Company hereby awards the Awardee the number of Restricted Stock Units (each an “RSU” and collectively the “RSUs”) set forth in Exhibit A hereto, subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings as set forth in the Plan.

2. Vesting. Except as otherwise provided in this Agreement or in Exhibit A (which shall supersede this Section 2 in the event of any inconsistency between this Section 2 and Exhibit A), the RSUs shall vest in accordance with the following vesting schedule:

The following percentage of the RSUs:	Shall vest on the following date; provided that the Awardee is in the Service of the Company or any of its Subsidiaries on such date:
25%	First annual anniversary of the Award Date
25%	Second annual anniversary of the Award Date
25%	Third annual anniversary of the Award Date
25%	Fourth annual anniversary of the Award Date

For each RSU that becomes vested in accordance with this Agreement, the Company shall issue and deliver to Awardee, on or within ten (10) business days after becoming vested, one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”). Except as provided above, in the event that the Awardee ceases to be in the Service of the Company or any of its Subsidiaries, any RSUs that have not vested as of the date of such cessation of Service shall be forfeited.

3. No Rights as Stockholder. The Awardee shall not be entitled to any of the rights of a stockholder with respect to any share of Common Stock that may be acquired following vesting of an RSU unless and until such share of Common Stock is issued and delivered to the Awardee. Without limitation of the foregoing, the Awardee shall not have the right to vote any share of Common Stock to which an RSU relates and shall not be entitled to receive any dividend attributable to such share of Common Stock for any period prior to the issuance and delivery of such share to Awardee.

4. Transfer Restrictions. Neither this Agreement nor the RSUs may be sold, assigned, pledged or otherwise transferred or encumbered without the prior written consent of the Committee.

5. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver certificates evidencing shares of Common Stock shall be subject to the terms of the Plan, all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

6. Investment Purpose. The Awardee represents and warrants that any and all shares of Common Stock acquired by the Awardee under this Agreement will be acquired for investment for the Awardee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Awardee agrees not to sell, transfer or otherwise dispose of such shares unless they are either (1) registered under the Securties Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

7. Securities Law Restrictions. Regardless of whether the offering and sale of shares of Common Stock issuable to Awardee pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

8. Lock-Up Agreement. The Awardee hereby agrees that in the event any shares of Common Stock become deliverable to Awardee with respect to RSUs at a time during which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then Awardee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Awardee shall agree to restrictions on transferability of such shares of Common Stock comparable to the restrictions agreed upon by such directors or officers of the Company.

9. Withholding Taxes. The Company shall have the right to require the Awardee to remit to the Company, or to withhold from amounts payable to the Awardee, as compensation or otherwise, the minimum statutory amount required to satisfy all federal, state and local income tax withholding requirements and the Awardee’s share of applicable employment withholding taxes (including, without limitation, any such income or employment taxes resulting from the vesting of RSUs and the issuance of Common Stock with respect thereto).

10. Awardee Representations. The Awardee has reviewed with the Awardee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors, and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own liability arising as a result of the transactions contemplated by this Agreement.

11. No Guarantee of Continued Service. The Awardee acknowledges and agrees that (i) nothing in this Agreement or the Plan confers on the Awardee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way the Awardee’s right or the Company’s right to terminate the Awardee’s employment, service, or consulting relationship at any time, with or without cause, subject to any employment agreement that may have been entered into by the Commpany and the Awardee; and (ii) the Company would not have granted this Award to the Awardee but for these acknowledgements and agreements.

12. Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company. Alternatively, notices and other communications may be provided in the form and manner of such electronic means as the Company may permit.

13. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee. In the event of any conflict between this Agreement and the Plan, the Plan shall be controlling. This Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

14. Opportunity for Review. Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Agreement. The Awardee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement and fully understands all provisions of the Plan and this Agreement. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement. The Awardee further agrees to notify the Company upon any change in Awardee’s residence address.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

16. Section 409A Compliance. To the extent that this Agreement and the award of RSUs hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Awardee agree that this Agreement may be amended or modified by the Company, in its sole discretion and without the Awardee’s consent, as appropriate to maintain compliance with the provisions of Section 409A of the Code.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in Exhibit A.

BLUE BIRD CORPORATION

By:
Name:
Title:

AWARDEE

Name:

EXHIBIT A

BLUE BIRD CORPORATION

RESTRICTED STOCK UNIT AWARD AGREEMENT

(a).	Awardee’s Name:

(b).	Award Date:

(c).	Number of Restricted Stock Units Granted:

(Initials)
Awardee

(Initials)
Company Signatory

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